EXHIBIT 10.16


                            ASSET PURCHASE AGREEMENT


     This Agreement is made as of this 31st day of March, 1992, by and among HERITAGE CREMATION SERVICES, INC. ("SELLER"); JOSEPH ESTEPHAN and ELIE ESTEPHAN ("collectively Estephan") and EMANUEL WEINTRAUB or Nominee ("BUYER") and is made with reference to the following facts:

     1. SELLER is a California corporation, duly incorporated and validly existing and in good standing under California law.

     2.  ESTEPHAN are the sole directors, officers and shareholders of SELLER.

     3. SELLER wishes to sell and BUYER wishes to buy certain equipment and certain tights of SELLER.

     4. BUYER additionally wishes to obtain the nonexclusive consulting services of JOSEPH ESTEPHAN and to obtain ESTEPHAN's agreement not to compete with BUYER.


     WHEREFORE, the parties agree as follows:

     1. Closing Defined. As used herein, the term "Closing" shall be defined as the last day of the month in which each of the following events has occurred:
(1) a new retort has been manufactured and placed in the Leased Premises (as defined in paragraph 3, infra); (2) one refrigerated box has been moved from BUYER's Gardena facility to the eased Premises; (3) all licenses and permits necessary to operate a crematory from the Leased Premises have been obtained; and (4) the new retort is functioning according to standard requirements.

     2. Property Sold. At the Closing, SELLER shall sell, transfer and deliver to BUYER, all right, title and interest in and to that equipment set forth in Exhibit "A" attached hereto and incorporated by reference.

     3. Leasehold Interest Assigned. At the Closing, SELLER shall transfer and assign all of its tight, title and interest in and to that Lease Agreement relating to that certain real property located at 3223 East Pico Boulevard, Los Angeles, California ("Leased Premises") attached hereto as Exhibit "B" and incorporated herein by reference. BUYER shall assume all obligations under said Lease.



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     4. Permits And Licenses Assigned. At the Closing, SELLER shall transfer and assign to BUYER all of its right, title and interest in and to all permits and licenses necessary to operate a crematorium from the Leased Premises.

     5. Assignment Of Rights In And To The Name "Heritage Cremation Services. Inc.". At the Closing, SELLER shall transfer and assign to BUYER all of its right, title and interest in and to the name "Heritage Cremation Services, Inc."

     6. Purchase Price. BUYER shall pay to SELLER for the equipment and rights identified in paragraphs 1-5, inclusive, above:

          (a) One Hundred Fifty Thousand Dollars ($150,000) payable as follows:

               (1) Fifty Thousand Dollars ($50,000.00) on or before thirty days after Closing;

               (2) Fifty Thousand Dollars ($50,000.00) on or before one hundred eighty (180) days after Closing;

               (3) Fifty Thousand Dollars ($50,000.00) on or before three hundred sixty-five (365) days after Closing; and

          (b) For a period of ten years after Closing, compensation based on the number of cremations performed by BUYER at the Leased Premises to be calculated as follows: $10 for every cremation performed at the Leased Premises for any Neptune Society; $15 for every cremation performed at the Leased Premises for any other individual or entity. Said monies shall be paid to SELLER for any given month on or before the 15th day of the month following the performing of the cremations.



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Notwithstanding  the  foregoing,  in the event the conditions set forth infra in paragraph 10 have not been fulfilled at the time any of the foregoing sums would otherwise be due and payable to SELLER, said sums shall be placed by BUYER into a trust account and released to SELLER only at such time as when the conditions have been fulfilled.

     7. Services of Joseph Estephan. For a period of one year after Closing, Joseph Estephan will serve as a non-exclusive consultant to BUYER. Joseph Estephan shall devote sufficient time in his capacity as a consultant to train a manager for the crematory and other personnel of BUYER as shall be designated by BUYER and under BUYER's supervision. As compensation for said consulting services, Joseph Estephan shall receive compensation in the amount of Five Thousand Dollars ($5,000) monthly for twelve months. Joseph Estephan will devote at least sixty (60) hours per month as a consultant for BUYER.

     8. Non-competition Agreement. For a period of three (3) years after Closing, ESTEPHAN agree that they will not, directly or indirectly, hold more than a five percent (5%) ownership interest in any crematory or work for a crematory (other than for BUYER) in any capacity in Los Angeles County, Ventura County and/or Orange County. The parties agree that, given the nature of the cremation industry, these counties represent counties in which ESTEPHAN could potentially be in direct competition with BUYER if they were to engage in the cremation business. The parties expressly acknowledge that the restrictions set forth in this paragraph are reasonable both as to duration and territory and will not have the effect of preventing ESTEPHAN from pursuing their profession. ESTEPHAN's agreement not to compete is a material inducement to BUYER's entering into this Agreement.

     9. No Assumption Of Obligations By BUYER. With the sole exception of that Lease Agreement attached hereto as Exhibit "B", BUYER is not assuming any liability or obligation of SELLER, either directly or indirectly, expressly or impliedly.

     10. Conditions To BUYER's Obligations. BUYER's obligations under this Agreement are expressly conditioned on the following conditions being satisfied in full:

          (a) Angelus Metal Finishing and Polishing Co., Inc. consents in writing to an addendum of the Lease Agreement in the form attached hereto as Exhibit "C",


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          (b)  All  necessary  governmental  and  regulatory  bodies  consent in writing to the transfer of all permits and licenses necessary for BUYER to operate a crematory from the Leased Premises, without the imposition of any additional material obligations on BUYER other than those obligations of SELLER previously disclosed to BUYER.

     If the foregoing conditions have not been fulfilled on or before December 31, 1992, BUYER shall have the option to void this Agreement.

     11. Representations by SELLER. SELLER represents and warrants to BUYER, and this Agreement is made in reliance on, each and all of the following:

          (a) SELLER is a California corporation, duly incorporated and validly existing and in good standing under California law.

          (b)  SELLER  has the full  power  and  authority  to enter  into  this
               Agreement and nothing set forth herein or any obligation undertaken by SELLER herein shall be violative of any law or statute.

          (c) From the date of this Agreement and continuing through and as of Closing, none of the equipment identified in Exhibit "A" is subject to any liens or encumbrances of any kind or nature whether consensual or by operation of law and SELLER has good and marketable title to each of said assets.

          (d) SELLER is not now a party to any litigation whether in a court, arbitration, tribunal or before any governmental agency. SELLER has previously been a party to litigation but said litigation has been terminated and SELLER has no judgment against it of any kind. Further, SELLER has no outstanding obligation to anyone as the result of said litigation or any other litigation.

          (e) SELLER does not have any claims or demands asserted or made against it and knows of no basis on which any claim or demand may be made against it. As the sole exception to the foregoing representation, SELLER has disclosed to BUYER the existence of a potential claim


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               against it by the Hammond family. SELLER has represented to BUYER that, if this claim is asserted, the claim will be covered by SELLER's existing insurance policy and the limits of SELLER's existing insurance policy are sufficient to cover the claim (including all defense costs) in its entirety.

          (f)  SELLER does not have any judgments entered against it.

          (g) SELLER has duly filed all federal, state and local tax returns and documents required to be filed and has paid all federal, state and local taxes on a timely basis. SELLER has not received any delinquency or assessment notices from any taxing authority and neither SELLER nor any property of SELLER is subject to any state or federal tax liens.

          (h) BUYER will enjoy ownership of those assets identified in Exhibit "A" free and clear of any claims, liens or demands of SELLER or SELLER's creditors.

     SELLER hereby indemnifies and holds BUYER harmless against any claim, demand, cause of action, judgment, damages or costs (including reasonable attorney's fees) arising out of any breach or threatened breach of the aforesaid warranties and representations.

     12. SELLER's Right To Audit. SELLER shall have the right to audit BUYER's case log at BUYER's place of business during normal business hours upon reasonable notice to BUYER. Said right to audit may not be exercised by SELLER more frequently than once every six months.

     13. BUYER's Undertaking. BUYER covenants to use its best effort to obtain, not later than 90 days after Closing ("Neptune Agreement Deadline"), a binding agreement with The Neptune Society of Los Angeles, Ltd. ("Neptune-L.A.") that provides, in part, that Neptune-L.A. will provide BUYER with the lesser of 100 cases per month or 50% of Neptune-L.A.'s total number of cremation cases for any given month for at least ten years after Closing. In the event such agreement is not obtained by BUYER, SELLER shall have the option for a period of thirty (30) days after the Neptune Agreement Deadline within which to serve written notice voiding this Agreement.


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     14. BUYER's  Reimbursement Of SELLER's Expenses.  BUYER agrees to reimburse
SELLER for those expenses incurred by SELLER on BUYER's behalf in contemplation of this Agreement, as set forth in Exhibit "1)". BUYER further agrees to reimburse SELLER for any additional expenses incurred by SELLER on BUYER's behalf provided that SELLER receives BUYER's written authorization prior to incurring said expense. BUYER agrees to advance the deposit for the new retort to be ordered and installed in the Leased Premises, as well as to pay the cost of installation and related expenses with respect to the new retort.

     15. Voiding Of Agreement By BUYER. In the event this Agreement is voided by either BUYER or SELLER pursuant to the provisions of paragraph 10 or 13, respectively, any sums paid by BUYER to SELLER under paragraphs 6(a), 6(b) and 14 shall be immediately returned to BUYER and, conditioned on BUYER's receipt of said funds, BUYER shall immediately reassign and transfer to SELLER all right, title and interest in and to that Equipment set forth in Exhibit "A", that Lease Agreement attached hereto as Exhibit "B", and all permits and licenses assigned to BUYER. Additionally, SELLER shall purchase from BUYER, at BUYER's actual cost, the new retort purchased by BUYER in contemplation of this Agreement, as well as any other equipment or inventory purchased by BUYER in contemplation of or in furtherance of this Agreement. Notwithstanding the foregoing, in the event this Agreement is voided, BUYER shall retain all income earned in operating a crematory on the Leased Premises from the time of Closing through the time the Agreement is voided and Joseph Estephan shall retain all monies paid to him as a non-exclusive consultant to BUYER under paragraph 7 hereof from the time of Closing through the time the Agreement is voided.

     16. Survival of SELLER's Representations Warranties and Indemnity. The representations, warranties and covenants of SELLER herein shall remain in full force regardless of any investigation or approval by BUYER and shall survive Closing.

     17. Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, administrators, executors, and assigns of SELLER and of BUYER.

     18. Further Documents. Each party agrees to execute any further documents reasonably necessary to effectuate the purpose of this Agreement.


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     19.  This  Agreement  shall  be  governed  by  the  laws  of the  State  of
California.

     20. Entire Agreement. This Agreement contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto, which are not fully expressed herein. This Agreement may not be modified except by an instrument in writing signed by both parties.

IN WITNESS WHEREOF, this Agreement has been executed by the parties in Los Angeles, California.

                                    HERITAGE CREMATION SERVICES, INC.


DATED:  March 31, 1992              BY:   /s/ Joseph Estephan
                                          -------------------------------------
                                          JOSEPH ESTEPHAN, its President


DATED:  March 31, 1992              BY:   /s/ Joseph Estephan
                                          -------------------------------------
                                          JOSEPH ESTEPHAN


DATED:  March 31, 1992              BY:   /s/ Elie Estephan
                                          -------------------------------------
                                          ELIE ESTEPHAN


DATED:  March 31, 1992              BY:   /s/ Emanuel Weintraub
                                          -------------------------------------
                                          EMANUEL WEINTRAUB